Exhibit 99.1

Nevro Announces Preliminary Unaudited Second Quarter 2018 Revenue and Updates Full Year 2018 Revenue Guidance

Company to Host Conference Call Today, Monday, July 16, 2018 at 5:30 a.m. PT / 8:30 a.m. ET

REDWOOD CITY, Calif., July 16, 2018 /PRNewswire/ - Nevro Corp. (NYSE: NVRO), a global medical device company that is providing innovative, evidence-based solutions for the treatment of chronic pain, today announced preliminary unaudited revenue for the second quarter ended June 30, 2018.

The company announced that preliminary unaudited second quarter 2018 worldwide revenue is expected to be approximately $96.1 million, compared to $78.0 million in the second quarter of 2017.

Preliminary unaudited U.S. revenue for the second quarter of 2018 is expected to be approximately $79.9 million.  Preliminary unaudited international revenue for the second quarter of 2018 is expected to be approximately $16.2 million.

The company expects worldwide revenue for the full year 2018 to be in the range of $385.0 to $390.0 million.  This compares to previous expectations for 2018 worldwide revenue in the range of $400.0 to $410.0 million, as announced in May 2018.

Additionally, the Company will host a business update conference call before market open beginning at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today, Monday, July 16, 2018.

Investors interested in listening to the conference call may do so by dialing (866) 393-4306 for U.S. callers or (734) 385-2616 for international callers (Conference ID: 2196519), or logging into the webcast on the "Investors" section of the Company's website at www.nevro.com/investors. Following the call, a replay will be available on the Investor Events and Presentations webpage of the Company's website

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza® spinal cord stimulation (SCS) system, an evidence-based, non-pharmacologic neuromodulation platform for the treatment of chronic pain. The Senza® system and Senza II™ system are the only SCS systems that deliver Nevro's proprietary HF10® therapy. Senza, Senza II, HF10, Nevro and the Nevro logo are trademarks of Nevro Corp.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements with respect to our business, capital resources, revenue projections, strategic initiatives and growth, reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including continuing adoption of, and interest in, Senza in the U.S. and international markets and our expectations for worldwide revenue for the full year 2018.

These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 22, 2018 and our Quarterly Report on Form 10-Q filed on May 7, 2018, as well as any reports that we may file with the SEC in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the quarter ended June 30, 2018 are not necessarily indicative of our operating results for any future periods.

Investor Relations Contact:

Nevro Investor Relations

(650) 433-3247

ir@nevro.com

SOURCE Nevro Corp.